
                        Pacific Century Financial Corporation
           Exhibit 11 - Statement Regarding Computation of Per Share Earnings
                             Nine Months Ended September 30



                                                             Fully
                                           Primary          Diluted
                                        --------------   --------------
1997
----
Net Income                               $106,340,000     $106,340,000
                                        ==============   ==============

Daily Average Shares Outstanding           39,865,316       39,865,316
Shares Assumed Issued for Stock Options       521,249          640,288
                                        --------------   --------------
                                           40,386,565       40,505,604

Earnings Per Common Share and
  Common Share Equivalents                      $2.63            $2.63
                                        ==============   ==============


1996
----
Net Income                                $98,651,000      $98,651,000
                                        ==============   ==============

Daily Average Shares Outstanding           40,939,442       40,939,442
Shares Assumed Issued for Stock Options       395,130          414,557
                                        --------------   --------------
                                           41,334,572       41,353,999
                                        ==============   ==============

Earnings Per Common Share and
   Common Share Equivalents                     $2.39            $2.39
                                        ==============   ==============